Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K (the “Report”) of Chembio Diagnostics, Inc. (the “Company”) for the year ended December 31, 2020, each of the undersigned Richard L. Eberly, the Chief Executive Officer and President of the Company, and Neil A. Goldman, the Executive Vice President and Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigneds’ knowledge and belief:

(1)	The Form 10-K for the year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Form 10-K for the year ended December 31, 2020 fairly presents, in all material respects, the financial condition and results of operations of Chembio Diagnostics, Inc. for the periods presented therein.

Dated: March 11, 2021	/s/ Richard L. Eberly
Richard L. Eberly
Chief Executive Officer and President

Dated: March 11, 2021	/s/ Neil A. Goldman
Neil A. Goldman
Executive Vice President and Chief Financial Officer